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                                                                    EXHIBIT 24.2




                     CERTIFICATE OF THE SECRETARY REGARDING

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                           OF COMPASS BANCSHARES, INC.

         I, Jerry W. Powell, Secretary of Compass Bancshares, Inc., a Delaware corporation, hereby certify that the following resolutions were adopted by the Board of Directors of Compass Bancshares, Inc., at a meeting duly called and held on April 17, 2000, at which meeting a quorum was present and acting throughout, and the resolutions remain in full force and effect on the date hereof.

         WHEREAS, the Board of Directors of the Corporation has determined that it is desirable and in the best interests of the Corporation and its stockholders to acquire (the "MegaBank Acquisition") MegaBank Financial Corporation ("MegaBank") and its subsidiary, MegaBank of Arapahoe, the principal offices of which are located in Englewood, Colorado, in accordance with the basic terms of such transaction as described to this Board by the Chairman and Chief Executive Officer, the Chief Financial Officer, and/or the General Counsel and Secretary of the Corporation at the meeting at which these resolutions were adopted; and

         WHEREAS, the Board has adopted resolutions approving the MegaBank Acquisition; and

         WHEREAS, in connection with the MegaBank Acquisition, the Corporation has determined that it is desirable and in the best interest of the Corporation and its stockholders to acquire (the "LLC Acquisition") Osage 3734 LLC, 1996 Newton LLC and Nagrom LLC, affiliates of MegaBank (the "LLCs");

         NOW THEREFORE, BE IT RESOLVED, that the negotiation, execution, attestation, and delivery of a definitive agreement or agreements and a plan or plans of merger by the proper officers of the Corporation, in consultation with counsel, as well as any amendments or supplements thereto, among the Corporation and each of the LLCs (referred to collectively herein as the "Agreements") are authorized, approved, and ratified Agreements in such form as such officers, in their sole discretion, have or shall approve, such approval to be conclusively evidenced by their execution, attestation, and delivery of the Agreements; and further

         RESOLVED, that all negotiations and any other actions taken and things done heretofore by the officers of the Corporation with respect to the execution, attestation, and delivery of written agreements in principle or definitive agreements relating to the acquisition of the LLCs are hereby ratified and approved; and further

         RESOLVED, that the organization of one or more corporations as a subsidiary or subsidiaries of the Corporation or as a subsidiary or subsidiaries of an existing affiliate of the Corporation for the purpose of effectuating the LLC Acquisition is hereby authorized, approved, and ratified in the event that it shall be determined or has been determined by the officers of the Corporation, after consultation with counsel, that such organization of a subsidiary is necessary or appropriate for the effectuation of the acquisition of the LLCs; and further

         RESOLVED, that to the extent that the approval of the Corporation as the sole stockholder of any of its subsidiaries is required in connection with the LLC Acquisition, the




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Corporation hereby waives any and all notice of a meeting or meetings of stockholders of any such subsidiary or subsidiaries for the purposes of approving the LLC Acquisition or the Agreements, and the Board of Directors of the Corporation hereby approves, authorizes, and ratifies the LLC Acquisition and the Agreements as the stockholder of its subsidiaries now existing or to be organized, it being the intent of the Board of Directors of the Corporation that the approval by the Corporation set forth in this resolution shall constitute any and all approval required by law for the approval of the LLC Acquisition or the Agreements by the Corporation as a stockholder; and further

         RESOLVED, that the Corporation's and the Corporation's subsidiaries' officers are authorized, empowered, and directed to prepare, or cause to be prepared, and to execute, attest, and file all applications, or requests for waiver of application requirements, which they shall deem necessary or appropriate with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Alabama State Banking Department, and any other appropriate bank and bank holding company regulatory authorities with respect to the LLC Acquisition; and further

         RESOLVED, that, in the event that the Agreements shall contemplate that the Corporation shall issue as consideration in connection with the LLC Acquisition shares of its common stock or other securities of the Corporation, the proper officers of the Corporation, in consultation with counsel, are authorized and directed to prepare, execute, attest, and file a Registration Statement on the appropriate form for the registration of securities (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") relating to the LLC Acquisition and the proposed issuance of securities of the Corporation as consideration in such transaction; and further

         RESOLVED, that the proper officers of the Corporation are authorized, empowered, and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate in connection with such filing of the Registration Statement, including the execution, attestation, and filing of any amendments or supplements thereto, to effectuate the registration of securities of the Corporation to be issued in the LLC Acquisition and the continuation of the effectiveness of the Registration Statement; and further

         RESOLVED, that each officer or director who may be required to execute the Registration Statement or any amendment or supplement to the Registration Statement (whether on behalf of the Corporation or as an officer or director thereof) is hereby authorized to constitute and appoint D. Paul Jones, Jr., Garrett R. Hegel and Jerry W. Powell, and each of them acting singularly, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and supplements thereto; and further

         RESOLVED, that the proper officers of the Corporation are authorized in the name and on behalf of the Corporation to take any and all action that they deem necessary or appropriate in order to effect the registration, qualification, or exemption from registration or qualification of securities of the Corporation included in the Registration Statement for issue, offer, sale, or trade under the "blue sky" or securities laws of any of the states of the United States of America or the securities laws of any jurisdiction or foreign country where such action may be advisable or necessary, to effect the registration of securities of the Corporation to issued in connection with


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the LLC Acquisition, to execute, acknowledge, verify, deliver, file or cause to be published any application, surety bonds, reports, irrevocable consents to service of process, appointment of attorneys for service of process, and any other documents or instruments that may be required under such laws, and to take any and all further action that they may deem necessary or advisable in order to maintain any such registration, qualification, or exemption for so long as they deem necessary as required by law; and further

         RESOLVED, that the Corporation hereby consents to service of process in any state or jurisdiction in which such consent is required under the blue sky laws as a precondition to the offer and sale of securities of the Corporation to be issued in the LLC Acquisition, and that Jerry W. Powell, General Counsel and Secretary of the Corporation, is hereby designated as agent for service of process in connection with the Registration Statement and any consent to service of process that may be required by the blue sky laws of any jurisdiction as a precondition to the offer and sale of such securities; and further

         RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed to do any and all other or further acts, and to prepare, or cause to be prepared, and to execute, attest, and deliver all other or further instruments, certificates, applications, reports, and documents, including without limitation obtaining any necessary or appropriate regulatory approvals, all on behalf of the Corporation as they, in their discretion, may deem necessary or appropriate to effectuate the purposes of these resolutions, and that all acts and things undertaken and completed heretofore by the proper officers of the Corporation in connection with the LLC Acquisition as contemplated by these resolutions are hereby approved, ratified, and confirmed.


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         DONE as of this the 17th day of April, 2000.

                                                /s/ Jerry W. Powell
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                                                Jerry W. Powell
                                                General Counsel and Secretary



         [Corporate Seal]



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